Exhibit 99.1
NEWS RELEASE

As previously announced, Array will hold a teleconference on November 6, 2026, at 9:00 a.m. CT. Listen to the call live via the Events & Presentations page of investors.arrayinc.com.

Array reports third quarter 2026 results
Affirms guidance for 2026

CHICAGO (November 6, 2026) — Array Digital Infrastructure, Inc. (NYSE:AD) reported third quarter operating results.
“As Array marks its first year as a tower company, we continue to make meaningful progress against our 2026 strategic priorities,” said Anthony Carlson, President and CEO. “Our team remains intensely focused on maximizing the value of our tower portfolio by driving tenant growth and enhancing operational efficiency. These efforts are strengthening the earnings power of our assets and positioning the company for long-term value creation."
Highlights*
•Optimizing tower operations
◦Site rental revenues grew 14% year over year
◦Delivered consecutive quarter-over-quarter colocation growth
•Continuing to close pending sales of wireless spectrum
◦Received regulatory approval for remaining pending transactions in October, closings remain subject to FCC finality and other customary closing conditions
•Reaffirming 2026 financial guidance
* Comparisons are 3Q’25 to 3Q’26 unless otherwise noted.
Array reported total operating revenues from continuing operations of $53.9 million for the third quarter of 2026, versus $47.1 million for the same period one year ago. Net income attributable to Array shareholders and diluted earnings per share from continuing operations were $69.6 million and $0.81, respectively, for the third quarter of 2026 compared to $108.8 million and $1.25, respectively, in the same period one year ago.
Pending transactions
Subsequent to the August 1, 2025 close of the sale of its wireless operations, Array reached additional agreements with T-Mobile for the sale of spectrum. A significant portion of these closed in May 2026 with approximately $30 million related to 600 MHz and 700 MHz licenses remaining. These remaining transactions received regulatory approval on October 7, 2026 and are expected to close in 2026, subject to FCC finality and other customary closing conditions.
Recent Development
On May 7, 2026, TDS delivered to the Array Board of Directors a letter setting forth a non-binding proposal to acquire all of the outstanding Array Common Shares that are not owned by TDS (the “Array Proposal”). On September 1, 2026, TDS announced that it is no longer pursuing the Array Proposal. For additional information, see TDS' Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 2, 2026.

2026 Estimated Results

Array’s current estimates of full-year 2026 results are shown below. Such estimates represent management’s view as of November 6, 2026 and should not be assumed to be current as of any future date. Array undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2026 Estimated Results
	Previous	Current
(Dollars in millions)
Total operating revenues	$205-$215	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$60-$75	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$220-$235	Unchanged
Capital expenditures	$25-$35	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income from continuing operations or Income before income taxes. In providing 2026 estimated results, Array has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, Array believes that the impact of income taxes cannot be reasonably predicted; therefore, Array is unable to provide such guidance.

		Actual Results
	2026 Estimated Results	Nine Months Ended September 30, 2026	Year Ended December 31, 2025
(Dollars in millions)
Net income from continuing operations (GAAP)	N/A	$587	$172
Add back:
Income tax expense (benefit)	N/A	138	(31)
Income before income taxes (GAAP)	$775-$790	$726	$141
Add back or deduct:
Interest expense	45	29	28
Depreciation, amortization and accretion	50	40	48
EBITDA (Non-GAAP)[1]	$870-$885	$795	$218
Add back or deduct:
Expenses related to strategic alternatives review	—	14	2
Loss on impairment of licenses	—	—	48
(Gain) loss on asset disposals, net	—	6	2
(Gain) loss on license sales and exchanges, net	(585)	(566)	(6)
Short-term imputed spectrum lease income	(65)	(66)	(69)
Adjusted EBITDA (Non-GAAP)[1]	$220-$235	$182	$194
Deduct:
Equity in earnings of unconsolidated entities	145	116	174
Interest and dividend income	15	15	19
Adjusted OIBDA (Non-GAAP)[1]	$60-$75	$51	$1
Numbers may not foot due to rounding.

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income from continuing operations adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array's operating results before significant recurring non-cash charges, expenses related to strategic alternatives review, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of Array's financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, expenses related to the strategic alternatives review and short-term imputed spectrum lease income, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
Array will hold a conference call on November 6, 2026 at 9:00 a.m. CT.
▪Access the live call on the Events & Presentations page of investors.arrayinc.com or at
https://events.q4inc.com/attendee/505221542

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.arrayinc.com. The call will be archived on the Events & Presentations page of investors.arrayinc.com.
About Array
Array leases tower space to tenants and provides ancillary services, holds noncontrolling interests in primarily wireless operating companies and holds certain wireless spectrum licenses. Array owns 4,455 towers in 19 states and enables the deployment of 5G and other wireless technologies throughout the country. As of September 30, 2026, Telephone and Data Systems, Inc. owned approximately 81.9% of Array.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Karen Samples, Corporate Finance and Investor Relations Senior Manager
karen.samples@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about Array's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile are consummated; whether Array can monetize its remaining spectrum assets; competition in the tower industry; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenue; the ability to attract people of outstanding talent; inability to protect rights to the land under towers; changes in demand, consumer preferences and perceptions, price competition, or cost; advances or changes in technology; impacts of costs, integration issues or other factors associated with acquisitions, divestitures or exchanges of properties; uncertainties in Array's future cash flows and liquidity and access to the capital markets; the ability to make payments on indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities that Array does not control; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by TDS; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K as updated by any Form 10-Q filed subsequent to such Form 10-K.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$3,915	$3,895	$8,645	$12,933	$7,927
Owned towers	4,455	4,456	4,452	4,450	4,449
Number of colocations[1]	4,372	4,362	4,290	4,572	4,517
Tower tenancy rate[2]	0.98	0.98	0.96	1.03	1.02
1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless. Normalized to exclude DISH, tenancy ratios would have been 0.95 and 0.94 for December 31, 2025 and September 30, 2025, respectively.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Site rental	$52,475	$45,838	14%	$156,674	$99,663	57%
Services	1,395	1,281	9%	3,278	2,969	10%
Total operating revenues	53,870	47,119	14%	159,952	102,632	56%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	23,349	20,976	11%	68,455	56,662	21%
Selling, general and administrative	18,200	20,525	(11)%	53,851	69,063	(22)%
Depreciation, amortization and accretion	13,405	11,868	13%	40,437	35,860	13%
Loss on impairment of licenses	—	47,679	N/M	—	47,679	N/M
(Gain) loss on asset disposals, net	1,233	707	74%	5,946	620	N/M
(Gain) loss on license sales and exchanges, net	9	(1,323)	N/M	(566,459)	(6,123)	N/M
Total operating expenses	56,196	100,432	(44)%	(397,770)	203,761	N/M

Operating income (loss)	(2,326)	(53,313)	96%	557,722	(101,129)	N/M

Other income (expense)
Equity in earnings of unconsolidated entities	41,009	69,811	(41)%	116,144	147,453	(21)%
Interest and dividend income	4,442	8,909	(50)%	15,095	15,267	(1)%
Interest expense	(10,972)	(8,855)	(24)%	(29,013)	(16,233)	(79)%
Short-term imputed spectrum lease income	7,669	30,413	(75)%	65,639	30,413	N/M
Other, net	35	254	(86)%	9	253	(97)%
Total other income	42,183	100,532	(58)%	167,874	177,153	(5)%

Income before income taxes	39,857	47,219	(16)%	725,596	76,024	N/M
Income tax expense (benefit)	(30,121)	(62,701)	52%	138,147	(54,479)	N/M
Net income from continuing operations	69,978	109,920	(36)%	587,449	130,503	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	395	1,084	(64)%	4,264	2,210	93%
Net income from continuing operations attributable to Array shareholders	69,583	108,836	(36)%	583,185	128,293	N/M

Net income (loss) from discontinued operations	(788)	(130,492)	99%	22,290	(99,193)	N/M
Less: Net income from discontinued operations attributable to noncontrolling interests, net of tax	—	16,809	N/M	189	17,822	(99)%
Net income (loss) from discontinued operations attributable to Array shareholders	(788)	(147,301)	99%	22,101	(117,015)	N/M

Net income (loss)	69,190	(20,572)	N/M	609,739	31,310	N/M
Less: Net income attributable to noncontrolling interests, net of tax	395	17,893	(98)%	4,453	20,032	(78)%
Net income (loss) attributable to Array shareholders	$68,795	$(38,465)	N/M	$605,286	$11,278	N/M

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	86,489	86,251	—	86,462	85,726	1%

Basic earnings per share from continuing operations attributable to Array shareholders	$0.81	$1.26	(36)%	$6.74	$1.50	N/M
Basic earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.01)	$(1.71)	99%	$0.26	$(1.37)	N/M
Basic earnings (loss) per share attributable to Array shareholders	$0.80	$(0.45)	N/M	$7.00	$0.13	N/M

Diluted weighted average shares outstanding	86,523	86,846	—	86,506	87,842	(2)%

Diluted earnings per share from continuing operations attributable to Array shareholders	$0.81	$1.25	(36)%	$6.74	$1.46	N/M
Diluted earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.01)	$(1.69)	99%	$0.26	$(1.33)	N/M
Diluted earnings (loss) per share attributable to Array shareholders	$0.80	$(0.44)	N/M	$7.00	$0.13	N/M

N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2026	2025
(Dollars in thousands)
Cash flows from operating activities
Net income	$609,739	$31,310
Net income (loss) from discontinued operations	22,290	(99,193)
Net income from continuing operations	587,449	130,503
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	40,437	35,860
Bad debts expense	253	1,655
Stock-based compensation expense	879	1,560
Deferred income taxes, net	(200,187)	(81,087)
Equity in earnings of unconsolidated entities	(116,144)	(147,453)
Distributions from unconsolidated entities	89,584	149,732
Loss on impairment of licenses	—	47,679
(Gain) loss on asset disposals, net	5,946	620
(Gain) loss on license sales and exchanges, net	(566,459)	(6,123)
Other operating activities	561	338
Changes in assets and liabilities from operations
Accounts receivable	8,635	(5,157)
Accounts payable	(10,487)	22,231
Customer deposits and deferred revenues	(64,239)	(28,880)
Accrued taxes	57,916	(11,713)
Accrued interest	429	2,372
Other assets and liabilities	(22,764)	(89,627)
Net cash provided by (used in) operating activities - continuing operations	(188,191)	22,510
Net cash provided by (used in) operating activities - discontinued operations	(6,375)	380,388
Net cash provided by (used in) operating activities	(194,566)	402,898

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(21,014)	(18,597)
Cash paid for licenses	—	(4,175)
Cash received from divestitures	2,185,801	5,439
Other investing activities	—	1,301
Net cash provided by (used in) investing activities - continuing operations	2,164,787	(16,032)
Net cash provided by investing activities - discontinued operations	—	2,462,399
Net cash provided by investing activities	2,164,787	2,446,367

Cash flows from financing activities
Issuance of long-term debt	—	325,000
Repayment of long-term debt	(2,031)	(875,250)
Tax withholdings, net of cash receipts, for stock-based compensation awards	(2,068)	(63,506)
Repurchase of Common Shares	—	(21,360)
Dividends paid to Array shareholders	(1,836,737)	(1,986,719)
Payment of debt issuance costs	—	(5,668)
Distributions to noncontrolling interests	(8,624)	(26,811)
Payments to acquire additional interest in subsidiaries	(593)	—
Other financing activities	—	(7,930)
Net cash used in financing activities - continuing operations	(1,850,053)	(2,662,244)
Net cash used in financing activities - discontinued operations	—	(20,537)
Net cash used in financing activities	(1,850,053)	(2,682,781)

Net increase in cash, cash equivalents and restricted cash	120,168	166,484

Cash, cash equivalents and restricted cash
Beginning of period	113,400	159,142
End of period	$233,568	$325,626

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2026	December 31, 2025
(Dollars in thousands)
Current assets
Cash and cash equivalents	$233,568	$113,400
Accounts receivable, net	11,897	21,656
Prepaid expenses	2,330	3,216
Other current assets	2,011	6,515
Total current assets	249,806	144,787

Non-current assets held for sale	57,366	1,591,675

Licenses	1,584,674	1,642,187

Investments in unconsolidated entities	439,585	412,608

Property, plant and equipment, net	384,149	388,999

Operating lease right-of-use assets	459,705	472,995

Other assets and deferred charges	32,444	24,837

Total assets	$3,207,729	$4,678,088

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2026	December 31, 2025
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$8,125	$4,063
Accounts payable	35,671	38,395
Customer deposits and deferred revenues	20,011	85,945
Accrued taxes	93,152	16,884
Accrued compensation	1,365	4,322
Short-term operating lease liabilities	16,538	15,294
Current liabilities of discontinued operations	24,304	20,242
Other current liabilities	26,087	14,843
Total current liabilities	225,253	199,988

Deferred liabilities and credits
Deferred income tax liability, net	173,221	387,030
Long-term operating lease liabilities	499,418	509,876
Other deferred liabilities and credits	307,342	336,379

Long-term debt, net	665,016	670,258

Total equity	1,337,479	2,574,557

Total liabilities and equity	$3,207,729	$4,678,088

Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income from continuing operations and Income before income taxes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$69,978	$109,920	$587,449	$130,503
Add back:
Income tax expense (benefit)	(30,121)	(62,701)	138,147	(54,479)
Income before income taxes (GAAP)	39,857	47,219	725,596	76,024
Add back:
Interest expense	10,972	8,855	29,013	16,233
Depreciation, amortization and accretion	13,405	11,868	40,437	35,860
EBITDA (Non-GAAP)	64,234	67,942	795,046	128,117
Add back or deduct:
Expenses related to strategic alternatives review	5,934	489	13,512	2,349
Loss on impairment of licenses	—	47,679	—	47,679
(Gain) loss on asset disposals, net	1,233	707	5,946	620
(Gain) loss on license sales and exchanges, net	9	(1,323)	(566,459)	(6,123)
Short-term imputed spectrum lease income	(7,669)	(30,413)	(65,639)	(30,413)
Adjusted EBITDA (Non-GAAP)	63,741	85,081	182,406	142,229
Deduct:
Equity in earnings of unconsolidated entities	41,009	69,811	116,144	147,453
Interest and dividend income	4,442	8,909	15,095	15,267
Other, net	35	254	9	253
Adjusted OIBDA (Non-GAAP)	$18,255	$6,107	$51,158	$(20,744)

Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company.

Nine Months Ended September 30, 2026
(Dollars in thousands)
Net income from continuing operations (GAAP)	$587,449
Add back or deduct:
Income tax expense	138,147
Cash paid for income taxes[1]	(274,270)
Stock-based compensation expense	879
Short-term imputed spectrum lease income	(65,639)
Amortization of deferred debt charges	991
Equity in earnings of unconsolidated entities	(116,144)
Distributions from unconsolidated entities	89,584
(Gain) loss on license sales and exchanges, net	(566,459)
(Gain) loss on asset disposals, net	5,946
Depreciation, amortization and accretion	40,437
Expenses related to strategic alternatives review	13,512
Straight line and other non-cash revenue adjustments	(14,327)
Straight line expense adjustment	3,070
Maintenance and other capital expenditures	(5,172)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$(161,996)
1Substantially all of the cash paid for income taxes are related to the sale of various wireless spectrum licenses in 2026.